Exhibit 10.2

Contract Date: April 1, 2025

Between:

1.	Web3hub Global Company Limited (hereinafter referred to as “Web3hub” or “the Company”)

2.	吳傑莊 (Johnny Ng) (hereinafter referred to as “Johnny Ng”)

1: Purpose of the Agreement

This Agreement is entered into for the purpose of regulating the appointment by Web3hub of Johnny Ng to operate the main collection and fund transfer wallet for cryptocurrency investment, and to clearly define the rights and obligations of both parties during the investment operation process.

2: Investment and Operation Authority

1.	Main collection and fund transfer wallet (operated by Johnny Ng in accordance with instructions from Web3hub):

o	ETH wallet address: [***]

o	Ownership and control: All wallets are wholly owned and controlled by Web3hub.

o	Scope of operation authority: Johnny Ng must strictly follow the written investment instructions issued by Web3hub. Johnny Ng has no authority to independently decide on investment targets, timing, or amounts. The operation authority of Johnny Ng is limited solely to executing the instructions of Web3hub and does not confer upon him any ownership, control, or other rights or interests in the wallet assets.

3: Investment Operation Procedure

1.	Web3hub shall issue specific investment instructions to Johnny Ng in written form.

2.	Johnny Ng shall execute the investment operations within 24 hours after receiving the instructions.

3.	All investment operations must fully comply with the content of Web3hub’s instructions.

4.	Upon completion of the operation, Johnny Ng shall immediately provide Web3hub with transaction confirmation.

4: Profits and Expense Bearing

1.	All profits generated from the investments shall belong to Web3hub.

2.	All transaction fees, handling charges, and other expenses incurred during the investment process shall be borne by Web3hub.

5: Governing Law and Jurisdiction

1.	Governing law: This Agreement is governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region. This Agreement complies with the requirements of the law of contract in Hong Kong, including offer, acceptance, consideration, and intention to create legal relations.

2.	Interpretation: In the event of any ambiguity in the terms of this Agreement, the courts of Hong Kong shall interpret the wording of the Agreement according to what a reasonable person, with all the background knowledge available to the parties at the time of entering into the Agreement, would understand it to mean.

3.	Amendment: Any amendment to this Agreement must be made in writing and signed by both parties; otherwise, it shall have no legal effect.

6: Dispute Resolution

1.	Negotiation: The parties agree that any dispute arising out of or in connection with this Agreement shall first be resolved through amicable negotiation.

2.	Litigation: If negotiation fails, either party may submit the dispute to the courts of the Hong Kong Special Administrative Region for resolution.

7: Term and Termination

1.	This Agreement shall take effect from the date of signing and shall remain in force for a period of one (1) year.

2.	Either party may terminate this Agreement by giving one (1) month’s prior written notice.

3.	Termination of the Agreement shall not affect any rights and obligations that have already accrued prior to termination.

8: Entire Agreement

1.	This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral or written discussions, representations, and agreements.

9: Severability

1.	If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

10: Compliance Statement

1.	Both parties represent and warrant that their execution and performance of this Agreement do not violate any applicable laws, regulations, or rules to which they are subject. Web3hub further represents that its engagement in, and delegation of, cryptocurrency investment activities complies with the relevant regulatory requirements under the laws of the Hong Kong Special Administrative Region.

Execution:

Web3hub Global Company Limited

Signature:	/s/ By Company Seal
Name:	Company Seal
Position:

吳傑莊 (Johnny Ng) Signature:	/s/ Ng Kit Chong

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